                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-31802 and 333-31804) pertaining to the (i) USinternetworking, Inc. Amended and Restated 1998 Stock Option Plan and (ii) USinternetworking, Inc. 2000 Employee Stock Purchase Plan, of USinternetworking, Inc. of our report dated January 24, 2000, except for Note 21, as to which the date is March 3, 2000, with respect to the consolidated financial statements of USinternetworking, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                /s/ Ernst & Young LLP

Baltimore, Maryland
March 22, 2000